Exhibit T3A-40

CSCL/CD-700 (Rev. 10/17) MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU Date Received 1Ac11 (FOR BUREAU USE ONLY) \<$\~\\‘6 This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name Jonathan Gothorpe Address 321 Billerica Road, Suite 204 City State ZIP Code Chelmsford MA 01824 “. (~ Document will be returned to the name and ·address you enter above. ~ If left blank, document will be returned to the registered office. · ARTICLES OF ORGANIZATION For use by Domestic Limited Liability Companies (Please read information and instructions on reverse side) FileD DEC 0 4 2018 COR~DMINISTRATOR ORATIONS DIVISION EFFECTIVE DATE: Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles: ARTICLE I The name of the limited liability company is: Columbia Care Michigan LLC ARTICLE II The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan. ARTICLE Ill The duration of the limited liability company if other than perpetual is: ———————— ARTICLE IV 1. The name of the resident agent at the registered office is: CSC-Lawyers Incorporating Service (Company) 2. The street address of the location of the registered office is: _6:::-0~1~ A-:b-:-bo’:””“t_R-:-o_a_d_ _____________E::: -as::-t~L_a_ns_i....;ng::,.,__ _____ . Michigan ——=-48_8:-2_3_ __ (Street Address) (City) (Zip Code) 3. The mailing address of the registered office if different than above: —:—:—::——:—~~:——————-~:————— , Michigan ———- (P.o . Box or Street Address) (City) (Zip Code) ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if neededJ Signed this __2_ 7_ _ day of ______N_ o_vem_b_er ______2 0_18 __ .iJ/l.;f.}*’ BY-—-~~——————————————————————— (Signature(sl of Organizer(s)) Nicholas Vita (Type or Print Name(s) of Organizer(s)) a ~